      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 17, 2000
                                                     Registration No. 333-_____
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------

                            HORIZON PHARMACIES, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                         75-2441557
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)


                         531 WEST MAIN STREET, SUITE 100
                              DENISON, TEXAS 75020
          (Address of principal executive offices, including zip code)

                               --------------------

                 HORIZON PHARMACIES, INC. 1999 STOCK OPTION PLAN
                            (Full title of the plan)

                                 RICKY D. MCCORD
                            HORIZON PHARMACIES, INC.
                         531 WEST MAIN STREET, SUITE 100
                              DENISON, TEXAS 75020
                                 (903) 465-2397
            (Name, address and telephone number of agent for service)

                                    copy to:

                               JAY H. HEBERT, ESQ.
                             VINSON & ELKINS L.L.P.
                          2001 ROSS AVENUE, SUITE 3700
                            DALLAS, TEXAS 75201-2975
                                 (214) 220-7700

                         CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                      Proposed             Proposed
  Title of securities         Amount to be         maximum offering     maximum aggregate      Amount of
   to be registered           registered          price per share (1)  offering price (1)  registration fee
------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par
value per share............   600,000 shares (2)     $3.53                  $2,118,000        $559
------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 and based on the average of the high and low trading prices of the Registrant's Common Stock on the American Stock Exchange on May 10, 2000.

(2) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or dividend on the securities covered by this Registration Statement.

================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         HORIZON Pharmacies, Inc. (the "Registrant") will send or give to all participants in the HORIZON Pharmacies, Inc. 1999 Stock Option Plan (the "Plan") the document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"). The Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") on April 14, 2000;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000, filed with the Commission pursuant to the Exchange Act on May 15, 2000; and

         (c) The description of the Registrant's Common Stock, $0.01 par value, contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on April 21, 1997, and Form 8A/A filed with the Commission on June 10, 1997, pursuant to the Exchange Act, including any amendments or reports filed for the purposes of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article VII of the Bylaws (the "Bylaws") of the Registrant provides that directors and officers of the Registrant may be indemnified by the Registrant for acts taken by such persons while acting in their capacities as officers or directors of the Registrant to the extent that any such acts were taken in good faith and the officer or director reasonably believed the acts to be in or not opposed to the best interests of the Registrant, and, with respect to criminal action or proceedings, the officer or director had no reasonable cause to believe his conduct was unlawful. With respect to actions by or in the right of the Registrant, however, indemnification is not permitted if the director or officer is adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant unless the court in which such action has been brought determines that indemnification is fair and reasonable. Article VII of the Bylaws expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Article VII of the Bylaws provides the Registrant the power to purchase and maintain insurance for its directors and officers. To the extent an officer or director is successful on the merits or otherwise in defense of any action, suit or proceeding the Registrant shall indemnify such officer or director for expenses actually and reasonably incurred.

         Article VII of the Bylaws does not expressly provide indemnification to the full extent permitted by Section 145 of the Delaware General Corporation Law (the "DGCL"), although the indemnification provisions of the Bylaws generally parallel the indemnification allowed to officers and directors under Section 145 of the DGCL. The Certificate of Incorporation of the registrant has no provisions relating to the indemnification of officers and directors.

         The preceding discussion of the Company's Certificate of Incorporation, the Bylaws and Section 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by the Certificate of Incorporation, the Bylaws and Section 145 of the DGCL.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.


         Exhibit
         NUMBER            DESCRIPTION
         -------           -----------
          4.1              Form of Stock Certificate, incorporated by reference to Exhibit 4.1 to the
                           Registrant's Registration Statement on Form S-3 (No. 333-61987) as filed with the
                           Commission on August 21, 1998.

         *4.2              HORIZON Pharmacies, Inc. 1999 Stock Option Plan

         *5.1              Opinion of Vinson & Elkins L.L.P.

         *23.1             Consent of Ernst & Young L.L.P.

         *23.2             Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 hereto)

         *24.1             Powers of Attorney (included in the signature pages hereto)


         ----------
         *Filed herewith

ITEM 9.  UNDERTAKINGS.

         (a)      The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denison, State of Texas, on the 16th day of May, 2000.

                                        HORIZON PHARMACIES, INC.


                                        By: /s/ Ricky D. McCord
                                           -------------------------------------
                                           Ricky D. McCord
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes and appoints Ricky D. McCord, as his or her attorney-in-fact to execute in the name of such person and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney-in-fact may deem appropriate.


        Signature                                               Capacity                             Date
        ---------                                               --------                             ----

/s/ Ricky D. McCord
-------------------------------                    Chairman of the Board, President and           May 16, 2000
Ricky D. McCord                                    Chief Operating Officer (Principal
                                                   Executive Officer)

/s/ John N. Stogner
-------------------------------                    Director, Chief Financial Officer and          May 16, 2000
John N. Stogner                                    Treasurer (Principal Financial and
                                                   Accounting Officer)

/s/ Charlie K. Herr
-------------------------------                    Director, Senior Vice President and            May 16, 2000
Charlie K. Herr                                    Secretary


/s/ Michael F. Loy
-------------------------------                    Director                                       May 16, 2000
Michael F. Loy


/s/ Philip H. Yeilding
-------------------------------                    Director                                       May 16, 2000
Philip H. Yeilding


/s/ Herbert J. Fleming
-------------------------------                    Director                                       May 16, 2000
Herbert J. Fleming


                                INDEX TO EXHIBITS


Exhibit
Number            Description
-------           -----------
 4.1              Form of Stock Certificate, incorporated by reference to Exhibit 4.1 to the Registrant's
                  Registration Statement on Form S-3 (No. 333-61987) as filed with the Commission on August 21,
                  1998.

*4.2              HORIZON Pharmacies, Inc. 1999 Stock Option Plan

*5.1              Opinion of Vinson & Elkins L.L.P.

*23.1             Consent of Ernst & Young L.L.P.

*23.2             Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 hereto)

*24.1             Powers of Attorney (included in the signature pages hereto)


----------
*Filed herewith